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                                                                     EXHIBIT 5.1



               [EMENS, KEGLER, BROWN, HILL & RITTER LETTERHEAD]

                                __________, 1995





                                FORM OF OPINION
                                ---------------
Benton Oil and Gas Company
1145 Eugenia Place
Suite 200
Carpinteria, California  93013

Gentlemen:

  We have acted as counsel for Benton Oil and Gas Company (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of up to _______ shares of common stock, $0.01 par value per share (the "Shares"), and ________ Warrants to purchase shares of common stock (the "Warrants"), to be offered to holders of partnership interests in the Benton Oil & Gas Combination Partnership 1989-1 L.P., the Benton Oil & Gas Combination Partnership 1990-1 L.P., and the Benton Oil & Gas Combination Partnership 1991-1 L.P. (the "Partnerships") in exchange for such partnership interests.
In this connection, we have examined the Certificate of Incorporation, the Bylaws and the respective amendments thereto, the directors' and stockholders' minutes, and the Registration Statement filed with the Securities and Exchange Commission, and exhibits thereto, and such other documents that we have deemed necessary to the opinion hereinafter expressed.

  We are of the opinion that the Shares are validly authorized and upon their issuance in exchange for partnership interests in the Benton Oil & Gas Combination Partnership 1989-1 L.P., the Benton Oil & Gas Combination Partnership 1990-1 L.P., and the Benton Oil & Gas Combination Partnership 1991-1 L.P. as contemplated by the Registration Statement, will be legally issued, fully paid, and non-assessable.

  We are of the opinion that the Warrants are validly authorized and upon their issuance in exchange for partnership interests in the Partnerships will be legally issued.
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               [EMENS, KEGLER, BROWN, HILL & RITTER LETTERHEAD]


  We are of the opinion that the Shares issued upon exercise of the Warrants as contemplated by the Warrant Agreement will be validly authorized, legally issued, fully paid, and non-assessable.

  We hereby consent to the reference to Emens, Kegler, Brown, Hill & Ritter Co., L.P.A. appearing under the heading "Legal Matters" in the Registration Statement and any amendments thereto and the Prospectus of the Company relating to the proposed exchange of the Shares and Warrants.

                               Very truly yours,

                               EMENS, KEGLER, BROWN, HILL & RITTER CO., L.P.A.


                               By:____________________________________________